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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 28, 2002

BURNHAM PACIFIC PROPERTIES, INC.
(Exact name of Registrant as specified in charter)

Maryland (State or other jurisdiction of incorporation)	1-9524 (Commission file number)	33-0204126 (IRS employer identification no.)

110 West A Street, Suite 900, San Diego, California 92101-3711
(Address of principal executive offices) (Zip Code)

(619) 652-4700
(Registrant's telephone number, including area code)

N/A
(Former name, former address and former fiscal year, if changed since last report)

ITEM 2. Disposition of Assets.

        On February 28, 2002, Burnham Pacific Properties, Inc. (the "Company") closed on the sale of two of its California retail assets to Developers Diversified Realty Corporation ("DDR") for approximately $15 million in cash and 2,512,778 shares of DDR common stock (the "DDR Sale").

        Under the purchase agreement, DDR purchased the Company's owned portion of 1000 Van Ness, which is a mixed-use property in downtown San Francisco containing 123,000 square feet of gross leaseable area. DDR also purchased the Hilltop Plaza Shopping Center, a 245,000 square foot open-air community shopping center, located along Interstate 80 in Richmond, California. Prior to the closing, DDR managed both properties under its Liquidating Services Agreement (the "LS Agreement") with the Company. Under the LS Agreement, which went into effect in December 2000 in connection with the approval by the Company's stockholders of the Company's Plan of Complete Liquidation and Dissolution, DDR and its affiliate, Coventry Real Estate Partners, earn fees for the management, leasing, and construction management of the Company's remaining real estate portfolio.

        A copy of the Purchase and Sale Agreement has been included as Exhibit 10.1 hereto, and a copy of the press release announcing the closing has been filed as Exhibit 99.1 hereto and is hereby incorporated by reference.

ITEM 7. Financial Statements and Exhibits.

(a)
Financial Statements of Businesses Acquired.

  Not applicable.

(b)
Pro Forma Financial Information.

  Pro forma financial information statements are included herein pursuant to Article 11 of Regulation S-X.

(c)
Exhibits.

  10.1    Purchase and Sale Agreement, dated as of December 17, 2001, by and among the Company, Burnham Pacific Operating Partnership, L.P., BPP/Van Ness, L.P. and DDR.

  99.1    Press release of the Company, dated February 28, 2002.

SIGNATURES

        Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be filed on its behalf by the undersigned, thereunto duly authorized.

BURNHAM PACIFIC PROPERTIES, INC.

Dated: March 15, 2002	By:	/s/ DANIEL B. PLATT
	Name:	Daniel B. Platt
	Title:	Chief Financial Officer

BURNHAM PACIFIC PROPERTIES, INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

        The accompanying unaudited pro forma condensed consolidated statement of net assets as of September 30, 2001 (Liquidation Basis) gives effect to the following transaction as if it had occurred on September 30, 2001: the sale of 1000 Van Ness and Hilltop Plaza on February 28, 2002 (collectively, the "DDR Sale").

        The accompanying unaudited pro forma condensed consolidated statement of changes in net assets for the nine months ended September 30, 2001 (Liquidation Basis) gives effect to the DDR Sale as if it had occurred on January 1, 2001. The accompanying unaudited pro forma condensed consolidated statements of income (loss) for the period January 1, 2000 to December 15, 2000 (Going Concern Basis) and changes in net assets for the period December 16, 2000 to December 31, 2000 (Liquidation Basis) gives effect to the DDR Sale as if it had occurred on January 1, 2000.

        The unaudited pro forma condensed consolidated financial statements are subject to a number of estimates, assumptions and other uncertainties, and do not purport to be indicative of the actual financial position or results of operations that would have occurred had the transactions and events reflected therein in fact occurred on the dates specified, nor do such financial statements purport to be indicative of the results of operations or financial condition that may be achieved in the future. These unaudited pro forma condensed consolidated financial statements should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and all of the financial statements and notes thereto contained in the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2001, and the Company's Annual Report on Form 10-K for the year ended December 31, 2000.

Burnham Pacific Properties, Inc.

Unaudited Pro Forma Condensed Consolidated Statement of Net Assets

September 30, 2001 (Liquidation Basis)

(in thousands)

	Historical	The DDR Sale		Pro-Forma
ASSETS
Real Estate Held For Sale	$311,282	$(61,891	)(1)	$249,391
Cash and Cash Equivalents	12,278	(10,820	)(2)	1,458
Restricted Cash	3,268	—		3,268
Receivables-Net	9,012	67	(3)	9,079
Investments in Unconsolidated Subsidiaries	4,210	—		4,210
Other Assets	1,550	(67	)(3)	1,483

Total	341,600	(72,711)		268,889

LIABILITIES
Accounts Payable and Other Liabilities	7,519	—		7,519
Tenant Security Deposits	1,096	(71	)(4)	1,025
Notes Payable	106,252	(14,980	)(5)	91,272
Line of Credit Advances	23,703	—		23,703
Reserve for Estimated Costs During the Period of Liquidation	10,123	—		10,123
Deferred Gain on Real Estate Assets	11,437	—		11,437

Total Liabilities	160,130	(15,051)		145,079

Minority Interest	6,771	(161	)(6)	6,610

NET ASSETS IN LIQUIDATION	$174,699	$(57,499	)(7)	$117,200

See accompanying notes to the unaudited pro forma condensed consolidated financial statements

Burnham Pacific Properties, Inc.

Unaudited Pro Forma Condensed Consolidated Statement of Changes in Net Assets

For the Nine Months Ended September 30, 2001 (Liquidation Basis)

(in thousands, except per share amounts)

	Nine Months Ended 9/30/01	The DDR Sale		Pro-Forma
REVENUES
Rents	$50,751	$(6,623	)(8)	$44,128
Fee Income	—	—		—
Interest	1,577	—		1,577

Total Revenues	52,328	(6,623)		45,705
COSTS AND EXPENSES
Interest	13,622	(1,600	)(9)	12,022
Rental Operating	17,834	(2,349	)(8)	15,485
Provision for Bad Debt	2,097	(106	)(8)	1,991
General and Administrative	5,307	—		5,307

Total Costs and Expenses	38,860	(4,055)		34,805

Income (Loss) from Operations Before Minority Interest and Dividends Paid to Preferred Stockholders	13,468	(2,568)		10,900
Minority Interest	(769)	—		(769)

Net Income (Loss)	$12,699	$(2,568)		$10,131
Dividends Paid to Preferred Stockholders	(2,249)	—		(2,249)

Income (Loss) Available to Common Stockholders	$10,450	$(2,568)		$7,882

Net Assets in Liquidation at December 31, 2000	177,447			$177,447
Adjustment to Net Assets in Liquidation	(9,964)	3,140		(6,824)
Liquidating Distributions to Common Stockholders	(3,234)	(60,639)		(63,873)
Income (Loss) Available to Common Stockholders	10,450			10,450

Net Assets in Liquidation at September 30, 2001	$174,699			$117,200

Net Income Per Share — Basic and Diluted	$0.32	$(0.08)		$0.24

Weighted Ave. No. of Shares — Basic and Diluted	32,349	32,349		32,349

See accompanying notes to the unaudited pro forma condensed consolidated financial statements

Burnham Pacific Properties, Inc.

Unaudited Pro Forma Condensed Consolidated Statements of Income (Loss)

For the Period January 1, 2000 to December 15, 2000 (Going Concern Basis)

Changes in Net Assets for the Period December 16, 2000 to December 31, 2000 (Liquidation Basis)

(in thousands, except per share amounts)

	Period 1/1/00 to 12/15/00 (Going Concern Basis)	Period 12/16/00 to 12/31/00 (Liquidation Basis)	Total 2000	The DDR Sale		Pro-Forma
REVENUES
Rents	$114,471	$4,977	$119,448	$(8,064	)(10)	$111,384
Fee Income	768	—	768	—		768
Interest	953	41	994	—		994

Total Revenues	116,192	5,018	121,210	(8,064)		113,146
COSTS AND EXPENSES
Interest	41,039	1,784	42,823	(1,994	)(11)	40,829
Rental Operating	33,872	1,473	35,345	(2,591	)(10)	32,754
Provision for Bad Debt	1,753	76	1,829	(34	)(10)	1,795
General and Administrative	8,535	371	8,906	—		8,906
Restructuring Charge	1,921	—	1,921	—		1,921
Litigation	5,465	—	5,465	(3,742	)(10)	1,723
Costs Associated with Pursuit of Strategic Alternatives and Plan of Liquidation	7,694	—	7,694	—		7,694
Impairment Write-Off	32,330	—	32,330	(2,464	)(12)	29,866
Depreciation and Amortization	24,874	—	24,874	(1,998	)(10)	22,876

Total Costs and Expenses	157,483	3,704	161,187	(12,823)		148,364

Income (Loss) from Operations Before Income from Unconsolidated Subsidiaries, Minority Interest, Gain (Loss) on Sales of Real Estate, and Dividends Paid to Preferred Stockholders	(41,291)	1,314	(39,977)	4,759		(35,218)
Income from Unconsolidated Subsidiaries	97	3	100	—		100
Minority Interest	(1,379)	(208)	(1,587)	—		(1,587)
Gain on Sales of Real Estate	6,886	—	6,886	—		6,886
Dividends Paid to Preferred Stockholders	(6,667)	—	(6,667)	—		(6,667)

Income (Loss) Available to Common Stockholders	$(42,354)	$1,109	$(41,245)	$4,759		$(36,486)

Net Assets in Liquidation at December 16, 2000		$261,566				$261,566
Adjustment to Net Assets in Liquidation		(85,228)		3,140		(82,088)
Liquidating Distributions to Common Stockholders				(60,639)		(60,639)
Income Available to Common Stockholders						—
For The Period 12/16/00 to 12/31/00 (Liquidation Basis)		1,109				1,109

Net Assets in Liquidation at December 31, 2000		$177,447				$119,948

Net Income Per Share — Basic and Diluted			$(1.45)	$0.15		$(1.30)

Weighted Ave. No. of Shares — Basic and Diluted			32,312	32,312		32,312

See accompanying notes to the unaudited pro forma condensed consolidated financial statements

BURNHAM PACIFIC PROPERTIES, INC.

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Unaudited Pro Forma Condensed Consolidated Statement of Net Assets as of September 30, 2001

The unaudited pro forma condensed consolidated statement of net assets as of September 30, 2001 (Liquidation Basis) assumes the DDR Sale occurred as described in Item 2 of this Form 8-K filing on September 30, 2001. The pro forma information is based upon the Company's unaudited historical statements included in the Company's quarterly report on Form 10-Q for the quarter ended September 30, 2001 after giving effect to the following adjustments:

DDR Sale

  (1)
  Reflects the net realizable value of the real estate of the DDR Sale as of September 30, 2001.

  (2)
  Reflects the net cash proceeds after the payment of a liquidating distribution for the DDR Sale.

  (3)
  Represents reclassification of other assets expected to be collected in connection with the DDR Sale.

  (4)
  Reflects the carrying amount of certain liabilities for the DDR Sale.

  (5)
  Reflects the complete repayment of the property related debt in connection with the DDR Sale.

  (6)
  Reflects the adjustment for the payment of liquidating distributions to the Minority Interest Common Unitholders related to the DDR Sale.

  (7)
  Reflects the adjustment for the payment of the liquidating distribution to the Common Stockholders and an adjustment to the Net Assets related to final closing adjustments for the DDR Sale.

Unaudited Pro Forma Condensed Consolidated Statement of Changes in Net Assets for the Nine Months Ended September 30, 2001 (Liquidation Basis)

The Company's unaudited pro forma condensed consolidated statement of changes in net assets for the nine months ended September 30, 2001 (Liquidation Basis) assumes the DDR Sale occurred as described in Item 2 of this Form 8-K filing on January 1, 2001, but does not reflect the aggregate net gain on sale of properties. The pro forma financial information is based on the unaudited historical financial statements included in the Company's quarterly report on Form 10-Q for the quarter ended September 30, 2001 after giving effect to the following adjustments:

DDR Sale

  (8)
  Reflects the actual operating results for revenues and expenses for the nine months ended September 30, 2001 for the properties sold in the DDR Sale.

  (9)
  Reflects the decrease in interest expense resulting from the complete repayment of the property related debt in connection with the DDR Sale.

Unaudited Pro Forma Condensed Consolidated Statement of Income (Loss) for the Period January 1, 2000 to December 15, 2000 (Going Concern Basis) and Changes in Net Assets for the Period December 16, 2000 to December 31, 2000 (Liquidation Basis)

The Company's unaudited pro forma condensed consolidated statement of income (loss) for the period January 1, 2000 to December 15, 2000 (Going Concern Basis) and changes in net assets for the period December 16, 2000 to December 31, 2000 (Liquidation Basis) assumes the DDR Sale occurred as described in Item 2 of this Form 8-K filing on January 1, 2000, but does not reflect the aggregate net gain on sale of properties. The pro forma financial information is based on the audited historical financial statements included in the Company's annual report on Form 10-K for the fiscal year ended December 31, 2000 after giving effect to the following adjustments:

DDR Sale

  (10)
  Reflects the actual operating results for revenues and expenses for the year ended December 31, 2000 for the properties sold in the DDR Sale.

  (11)
  Reflects the decrease in interest expense resulting from the complete repayment of the property related debt in connection with the DDR Sale.

  (12)
  Reflects impairment write-off attributable to properties in connection with the DDR Sale.

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SIGNATURES
BURNHAM PACIFIC PROPERTIES, INC. UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
Burnham Pacific Properties, Inc. Unaudited Pro Forma Condensed Consolidated Statement of Net Assets September 30, 2001 (Liquidation Basis) (in thousands)
Burnham Pacific Properties, Inc. Unaudited Pro Forma Condensed Consolidated Statement of Changes in Net Assets For the Nine Months Ended September 30, 2001 (Liquidation Basis) (in thousands, except per share amounts)
Burnham Pacific Properties, Inc. Unaudited Pro Forma Condensed Consolidated Statements of Income (Loss) For the Period January 1, 2000 to December 15, 2000 (Going Concern Basis) Changes in Net Assets for the Period December 16, 2000 to December 31, 2000 (Liquidation Basis) (in thousands, except per share amounts)
BURNHAM PACIFIC PROPERTIES, INC. NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS